EXHIBIT (1)


                             HEALTHSOUTH CORPORATION

             $350,000,000 10-3/4% Senior Subordinated Notes due 2008

                               PURCHASE AGREEMENT


                                                              September 20, 2000
                                                              New York, New York


UBS Warburg LLC
Deutsche Bank Securities Inc.
Chase Securities Inc.
First Union Securities, Inc.
c/o UBS Warburg LLC
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:


     HEALTHSOUTH Corporation, a Delaware corporation (the "COMPANY") agrees with you as follows:

     1. Issuance of Notes. The Company proposes to issue and sell to UBS Warburg LLC, Deutsche Bank Securities Inc., Chase Securities Inc. and First Union Securities, Inc. (collectively, the "INITIAL PURCHASERS") $350,000,000 aggregate principal amount of 10-3/4% Series A Senior Subordinated Notes due 2008 (the "INITIAL NOTES"). The Initial Notes will be issued pursuant to an indenture (the "INDENTURE"), to be dated the Closing Date (as defined herein), by and between the Company and The Bank of New York, as trustee (the "TRUSTEE"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Indenture, the Preliminary Memorandum or the Final Memorandum (each as defined herein).

     The Initial Notes will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Company has prepared a preliminary offering memorandum, dated September 6, 2000 (including any and all exhibits thereto, the "PRELIMINARY MEMORANDUM"), and a final offering memorandum dated and available for distribution on the date hereof (including any and all exhibits thereto, the "FINAL MEMORANDUM") relating to the Company and the Initial Notes. Any references herein to the Preliminary Memorandum or the Final Memorandum shall be deemed to include all amendments and supplements thereto and any documents filed under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations of the Securities and Exchange Commission (the "COMMISSION") thereunder, which are incorporated by reference therein. As used herein, the term "INCORPORATED DOCUMENTS" means the documents which at the time are incorporated by reference in the Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto.

     The Initial Purchasers have advised the Company that the Initial Purchasers intend, as soon as they deem practicable after this Purchase Agreement (this "AGREEMENT") has been executed and delivered, to resell (the "EXEMPT RESALES") the Initial Notes purchased by the Initial Purchasers under this Agreement in private sales exempt from registration under the Securities Act on the terms set forth in the Final Memorandum, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" ("QIBS") as defined in Rule 144A under the Securities Act ("RULE 144A") and (ii) other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act ("REGULATION S"); the persons specified in clauses (i) and (ii) are sometimes collectively referred to herein as the "ELIGIBLE PURCHASERS."

     Holders (including subsequent transferees) of the Initial Notes will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT") to be dated the Closing Date in form and substance satisfactory to the Initial Purchasers and conforming to the description thereof in the Final Memorandum, for so long as such Initial Notes constitute Registrable Securities (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to (i) file with the Commission under the circumstances set forth in the Registration Rights Agreement (a) a registration statement under the Securities Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to a new issue of debt securities (the "EXCHANGE NOTES" and, together with the Initial Notes, the "NOTES") to be offered in exchange for the Initial Notes (the "EXCHANGE OFFER") and issued under the Indenture or an indenture substantially identical to the Indenture and/or (b) under certain circumstances set forth in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS") relating to the resale by certain holders of the Initial Notes, and (ii) use its reasonable best efforts to cause such Registration Statements to be declared effective. This Agreement, the Notes, the Indenture and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "OPERATIVE DOCUMENTS."

     Upon issuance of the Initial Notes and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Initial Notes shall bear the legend relating thereto set forth under "Notice to Investors" in the Final Memorandum.

     2. Agreements To Sell And Purchase. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained in this Agreement, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers agree to purchase from the Company, the aggregate principal amount of Initial Notes set forth opposite their names in Schedule I hereto. The purchase price for the Initial Notes shall be 96.8378% of their principal amount.

     Each Initial Purchaser agrees with the Company that it (i) is purchasing the Initial Notes pursuant to a private sale exempt from registration under the Securities Act, (ii) will not solicit offers for, or offer or sell, the Initial Notes by means of any form of general solicitation or general advertising or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, and (iii) will solicit offers for the Initial Notes only from, and will offer, sell or deliver the Initial Notes as part of its initial offering, only to (A) persons whom such Initial Purchaser reasonably believes to be QIBs, or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to such Initial Purchaser that each such account is a QIB, to whom notice has been given that such


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


sale or delivery is being made in reliance on Rule 144A, in each case, in transactions under Rule 144A and (B) outside the United States to persons other than U.S. persons in reliance on Regulation S.

     Each Initial Purchaser agrees with the Company that it will offer, sell and deliver the Initial Notes (i) as part of its distribution at any time, and (ii) otherwise until 40 days after the later of the commencement of the offering of the Initial Notes and the Closing Date, only in accordance with Rule 903 of Regulation S, or as otherwise permitted pursuant to Rule 144A. Each Initial Purchaser agrees with the Company that neither the affiliates of such Initial Purchaser nor any persons acting on their behalf has engaged or will engage in any directed selling efforts with respect to the Initial Notes, and such Initial Purchaser has complied and will comply with the offering restrictions requirement of Regulation S.

     Prior to confirmation of the sale of Initial Notes other than a sale pursuant to Rule 144A, each Initial Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Initial Notes from such Initial Purchaser during the restricted period a confirmation or notice to substantially the following effect:

     "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of the distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule
144A) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

     3. Delivery And Payment. Delivery of, and payment of the purchase price for, the Initial Notes shall be made at 10:00 a.m., New York City time, on September 25, 2000 (such date and time, the "CLOSING DATE") at the offices of UBS Warburg LLC at 299 Park Avenue New York, New York, or such other place in the City of New York as the parties hereto mutually agree. The Closing Date and the location of delivery of and the form of payment for the Initial Notes may be varied by mutual agreement between the Initial Purchasers and the Company.

     One or more of the Initial Notes in global form registered in such names as the Initial Purchasers may request upon at least one business day's notice prior to the Closing Date, having an aggregate principal amount corresponding to the aggregate principal amount of the Initial Notes, shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct), against payment by the Initial Purchasers of the purchase price therefor by means of transfer of immediately available funds to such account or accounts in accordance with its obligations under Section 4(g) hereof as the Company shall specify on or prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date.

     4. Agreements of the Company. The Company covenants and agrees with the Initial Purchasers as follows:

     (a) The Company will advise the Initial Purchasers promptly and, if requested by them, will confirm such advice in writing, within the period of time referred to in paragraph (e) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which either makes any statement made in the Preliminary Memorandum or the Final Memorandum (as then amended or supplemented) untrue or requires the making of any additions to or changes in the Preliminary Memorandum or the Final Memorandum (as then amended or supplemented) in order to make the statements therein not misleading, or of the necessity to amend or supplement the Final Memorandum (as then amended or supplemented) to comply with any law.

     (b) The Company will furnish to the Initial Purchasers, without charge, as of the date of the Preliminary Memorandum and as of the date of the Final Memorandum, such number of copies of the Preliminary Memorandum and the Final
Memorandum, as it may then be amended or supplemented, as they may reasonably request.

     (c) The Company will not make any amendment or supplement to the Final Memorandum of which the Initial Purchasers have not previously been given two business days' prior advice or to which the Initial Purchasers have reasonably objected after being so advised, or file any document which upon filing becomes an Incorporated Document, without delivering a copy of such document to the Initial Purchasers, prior to or concurrently with such filing.

     (d) The Company consents to the use of the Preliminary Memorandum and the Final Memorandum (and of any amendment or supplement thereto) in accordance with the securities or Blue Sky laws of the jurisdictions in which the Initial Notes are offered by the Initial Purchasers and by all dealers to whom Initial Notes may be sold in connection with the offering and sale of the Notes.

     (e) If, at any time prior to completion of the distribution of the Notes by the Initial Purchasers to Eligible Purchasers, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Initial Purchasers should be set forth in the Final Memorandum (as then amended or supplemented) in order to make the statements therein not misleading, or if it is necessary to supplement or amend the Final Memorandum, or to file under the Exchange Act any document which upon filing becomes an Incorporated Document, to comply with any law, the Company will forthwith prepare an appropriate supplement or amendment thereto or such document, and will expeditiously furnish to the Initial Purchasers and dealers a reasonable number of copies thereof. In the event that the Company and the Initial Purchasers agree that the Final Memorandum should be amended or supplemented, or that a document should be filed under the Exchange Act which upon filing becomes an Incorporated Document, the Company, if requested by the Initial Purchasers, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement or such document.

     (f) The Company will cooperate with the Initial Purchasers and with their counsel in connection with the qualification of the Initial Notes for offering and sale by the Initial Purchasers and by dealers under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Initial Notes, in any jurisdiction where it is not now so subject.

     (g) So long as any of the Initial Notes are outstanding, the Company will furnish to the Initial Purchasers (1) as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission, and
2) from time to time such other information concerning the Company as the Initial Purchasers may reasonably request.


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


     (h) The Company will apply the net proceeds from the sale of the Initial Notes to be sold by it hereunder substantially in accordance with the description set forth in the Final Memorandum.

     (i) Except as stated in this Agreement and in the Preliminary Memorandum and the Final Memorandum, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Initial Notes to facilitate the sale or resale of the Initial Notes. Except as permitted by the Securities Act, the Company will not distribute any offering material in connection with the Exempt Resales.

     (j) From and after the Closing Date, so long as any of the Initial Notes are outstanding and are "Restricted Securities" within the meaning of the Rule 144(a)(3) under the Securities Act or, if earlier, until two years after the Closing Date, and during any period in which the Company is not subject to
Section 13 or 15(d) of the Exchange Act, the Company will furnish to holders of the Initial Notes and prospective purchasers of the Initial Notes designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resale of the Initial Notes.

     (k) The Company agrees not to sell, offer for sale or solicit offers to buy or otherwise negotiate, and to cause its Subsidiaries not to sell, offer for sale or solicit offers to buy or otherwise negotiate, in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Initial Notes in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Initial Notes.

     (l) The Company agrees to comply with all of the terms and conditions of the Registration Rights Agreement, and all agreements set forth in the representation letters of the Company to The Depository Trust Company ("DTC") relating to the approval of the Initial Notes by DTC for "book entry" transfer.

     (m) The Company agrees that prior to any registration of the Notes pursuant to the Registration Rights Agreement, or at such earlier time as may be so required, the Indenture shall be qualified under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), and that it will cause to be entered into any necessary supplemental indentures in connection therewith.

     (n) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, will engage in any directed selling efforts with respect to the Initial Notes, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

     (o) The Company will not, until 60 days following the Closing Date, without the prior written consent of the Initial Purchasers, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company (other than the Notes).

     (p) The Company will not, and will not permit any of its affiliates to, resell any Initial Notes that have been acquired by any of them unless and until a registration statement with respect to such Initial Notes filed pursuant to the Securities Act has been declared effective.


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


     (q) The Company shall use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Initial Notes under any securities laws, and if at any time any securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Initial Notes under any securities laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

     (r) The Company shall use its reasonable best efforts to effect the inclusion of the Initial Notes in the PORTAL Market ("PORTAL")

     5.   Representations   And  Warranties  of  the  Company  and  the  Initial
Purchasers.


     (a) The Company represents and warrants to the Initial Purchasers that:

     (i) Each of the Preliminary Memorandum and the Final Memorandum has been prepared by the Company for use by the Initial Purchasers in connection with Exempt Resales. No order or decree preventing the use of the Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto, nor any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company, is contemplated.

     (ii) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Final Memorandum, at the date hereof and at the Closing Date, does not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Preliminary Memorandum or the Final Memorandum, as supplemented or amended, made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for use therein.

     (iii) The Incorporated Documents heretofore filed were filed in a timely manner and, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder, and any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.


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


     (iv) The Indenture has been duly and validly authorized by the Company and, upon its execution, delivery and performance by the Company and assuming due authorization, execution, delivery and performance by the Trustee, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally, and conforms in all material respects to the description thereof in the Preliminary Memorandum and the Final Memorandum; no qualification of the Indenture under the Trust Indenture Act is required in connection with the offer and sale of the Initial Notes contemplated hereby or in connection with the Exempt Resales.

     (v) The Initial Notes have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Initial Purchasers against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally, and subject to the applicability of general principles of equity, and the Initial Notes will conform in all material respects to the description thereof in the Preliminary Memorandum and the Final Memorandum.

     (vi) The Initial Notes have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Initial Purchasers against payment therefor in accordance with the terms hereof, will have been validly issued, fully paid and nonassessable and free of any preemptive or similar rights.

     (vii) Each of the Company and its corporate subsidiaries (collectively, the "SUBSIDIARIES") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Preliminary Memorandum and the Final Memorandum; each of the Company's affiliated partnerships (collectively, the "CONTROLLED ENTITIES") is duly formed and validly existing under the laws of the jurisdiction pursuant to which it was organized with full power and authority (partnership and other) to own, lease and operate its properties and conduct its business as described in the Preliminary Memorandum and the Final Memorandum; and each of the Company, the Subsidiaries and the Controlled Entities is duly qualified to do business as a foreign corporation or partnership in good standing in all other jurisdictions, if any, where the ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company, the Subsidiaries and the Controlled Entities taken as a whole (a "MATERIAL ADVERSE EFFECT"); all of the issued shares of capital stock of each of the Subsidiaries, and the partnership interests representing ownership in each Controlled Entity held of record or beneficially by the Company, have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company free and clear of all liens, security interests, charges or other encumbrances, except for those liens, security interests, charges or other encumbrances that would not have a Material Adverse Effect; and all of the outstanding


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


interests representing ownership in the Controlled Entities have been offered, sold and issued in compliance with applicable state and federal laws related to the issuance of securities.

     (viii) There is no legal or governmental proceeding pending, or to the Company's knowledge, threatened to which the Company, any Subsidiary or any Controlled Entity is a party or of which the business or property of the Company, any Subsidiary or any Controlled Entity is the subject which is not disclosed in the Preliminary Memorandum and the Final Memorandum and which the Company reasonably believes might result in a judgment or decree having a Material Adverse Effect or which is otherwise of a character that would be required to be described in the Preliminary Memorandum and the Final Memorandum if the Preliminary Memorandum and the Final Memorandum were prospectuses included in a registration statement on Form S-1 under the Securities Act, and there is no contract, license or other document of a character that would be required to be described in the Preliminary Memorandum and the Final Memorandum or to be filed as an exhibit to any Incorporated Document which is not described or filed as required by the Securities Act or the Exchange Act.

     (ix) The Company and its Subsidiaries are not in violation of their respective charters or bylaws, the Controlled Entities are not in violation of their respective agreements of limited partnership, and neither the Company nor any Subsidiary or Controlled Entity is in default or, upon receipt of notice or the lapse of time, will be in default, in any respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture or other instrument to which it is a party or by which it is bound, which violation or default would have a Material Adverse Effect; and neither the issuance, offer, sale or delivery of the Initial Notes, the execution, delivery or performance of this Agreement, the Indenture or the Registration Rights Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby or thereby require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except such as may be required in connection with the registration under the Securities Act of the Initial Notes in accordance with the Registration Rights Agreement and the qualification of the Indenture under the Trust Indenture Act and except for compliance with the securities or Blue Sky laws of various jurisdictions), and will not conflict with or constitute a breach of or default under, or violate, the charter or bylaws of the Company or any Subsidiary, or the agreement of limited partnership of any Controlled Entity, or any agreement, indenture or other instrument to which the Company or any Subsidiary or any Controlled Entity is a party or by which it is bound, or any law, regulations, order or decree applicable to the Company, any Subsidiary or any Controlled Entity.

     (x) The accountants, Ernst & Young LLP, who have certified or shall certify the financial statements included as part of the Preliminary Memorandum and the Final Memorandum (or any amendment or supplement thereto) or the Incorporated Documents, are independent public accountants as required by the Securities Act.

     (xi) The financial statements, together with related schedules and notes, included or incorporated by reference in the Preliminary Memorandum and the Final Memorandum (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and cash flows of the Company, the Subsidiaries and the Controlled

Entities on the basis stated in the Preliminary Memorandum and the Final Memorandum at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included or incorporated by reference in the Preliminary Memorandum and the Final Memorandum (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company, the Subsidiaries and the Controlled Entities; since June 30, 2000, except as set forth or contemplated in the Final Memorandum, (a) none of the Company or any Subsidiary has (1) incurred any liabilities or obligations, direct or contingent, that would reasonably be expected to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (b) there has not been any event or development in respect of the business or condition (financial or other) of the Company and the Subsidiaries that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and (c) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

     (xii) The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Registration Rights Agreement; the execution and delivery of, and the performance by the Company of its obligations under, this Agreement and the Registration Rights Agreement have been duly and validly authorized by the Company, and this Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company and constitute the valid and legally binding agreements of the Company, enforceable against the Company in accordance with their terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution hereunder and thereunder may be limited by Federal or state securities laws or principles of public policy.

     (xiii) Except as disclosed in the Preliminary Memorandum and the Final Memorandum (or any amendment or supplement thereto), subsequent to the dates as of which such information is given in the Preliminary Memorandum and the Final Memorandum (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries or Controlled Entities has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company, the Subsidiaries and the Controlled Entities taken as a whole, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries or Controlled Entities, or any material adverse change, or any development involving or which may reasonably be expected to involve a prospective material adverse change in the condition (financial or other), business, net worth or results of operations of the Company, the Subsidiaries and the Controlled Entities taken as a whole.

     (xiv) The Company and each Subsidiary and Controlled Entity have good and marketable title to all real and personal property described in the Preliminary Memorandum and the Final Memorandum as being owned respectively by them, in each case free and clear of all liens, claims, security interests or other encumbrances except such as are described in the

Preliminary Memorandum and the Final Memorandum or such as are not materially significant or important in relation to the business of the Company, the Subsidiaries and the Controlled Entities taken as a whole; and the real and personal property held under lease by the Company, any Subsidiary or any Controlled Entity is held by such entity under valid, subsisting and enforceable leases with only such exceptions as in the aggregate are not material and do not interfere with the conduct of the business of the Company, the Subsidiaries and the Controlled Entities taken as a whole; provided, however, that no representation is made hereby as to the title of the lessors of such property.

     (xv) Except as permitted by the Securities Act, the Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Initial Notes, will not distribute any offering material in connection with the offering and sale of the Initial Notes other than the Preliminary Memorandum and the Final Memorandum.

     (xvi) Each of the Company, the Subsidiaries and the Controlled Entities holds and is operating in compliance (in all material respects) with all material franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business, and all of such are valid and in full force and effect, and each of the Company, the Subsidiaries and the Controlled Entities is in compliance in all material respects with all laws, regulations, orders and decrees applicable to it which have a material effect on its business, properties or assets.

     (xvii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (xviii) To the best of the Company's knowledge after reasonable investigation, neither the Company, any Subsidiary or any Controlled Entity, nor any employee or agent thereof, has made any payment of funds of the Company, any Subsidiary or any Controlled Entity or received or retained any funds in violation of any law, rule or regulation, which violation would have a Material Adverse Effect.

     (xix) The Company, each Subsidiary and each Controlled Entity have filed or timely obtained extensions to file all tax returns required to be filed by it, which returns are complete and correct, and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except where the failure to file such returns and make such payments would not have a Material Adverse Effect.

     (xx) No holder of any security of the Company (other than holders of the Initial Notes) has any right to request or demand registration of any security of the Company because of the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement.

     (xxi) Each of the Company, the Subsidiaries and the Controlled Entities own all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Preliminary Memorandum and the Final Memorandum as being owned by them or any of them or necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company, the Subsidiaries or the Controlled Entities with respect to the foregoing that would have a Material Adverse Effect.

     (xxii) When the Initial Notes are issued and delivered pursuant to this Agreement, such Initial Notes will not be of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as any security of the Company that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

     (xxiii) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act ("REGULATION D")) of the Company has directly, or through any agent (provided that no representation is made as to the Initial Purchasers or any person acting on their behalf), (A) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the offering and sale of the Initial Notes in a manner that would require the registration of the Initial Notes under the Securities Act or (B) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Initial Notes.

     (xxiv) Except as otherwise provided in the Indenture, the Company is not required to deliver the information specified in Rule 144A(d)(4) in connection with the offering and resale of the Initial Notes by the Initial Purchasers.

     (xxv) The Exchange Notes have been, or upon the Closing Date will be, duly and validly authorized for issuance by the Company and, when issued, authenticated and delivered by the Company in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, the Exchange Notes will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against of the Company in accordance with their terms, except that enforceability of the Exchange Notes may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought. The Exchange Notes, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Preliminary Memorandum and the Final Memorandum.

     (xxvi) All taxes, fees and other governmental charges that are due and payable on or prior to the Closing Date in connection with the execution, delivery and performance of the Operative Documents and the execution, delivery and sale of the Initial Notes shall have been paid by or on behalf of the Company at or prior to the Closing Date.

     (xxvii) Except as would not reasonably be expected to have a Material Adverse Effect, no labor disturbance by the employees of any of the Company or the Subsidiaries exists or, to the knowledge of the Company, is imminent.

     (xxviii) None of the Company or any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (xxix) The Company and each Subsidiary maintains insurance covering its properties, assets, operations, personnel and businesses, and such insurance is of such type and in such amounts as the Company reasonably deems necessary to protect the Company and the Subsidiaries and their businesses. None of the Company or any Subsidiary has received notice from any insurer or agent of such insurer that any material capital improvements or other material expenditures will have to be made in order to continue any insurance maintained by any of them other than capital improvements and other expenditures that have been budgeted by the Company or the Subsidiaries, as the case may be.

     (xxx) None of the Company or any Subsidiary (or any agent thereof acting on their behalf) has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulations T, U or X of the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

     (xxxi) As of the date hereof and immediately prior to and following the issuance of the Initial Notes, the Company is and will be Solvent. The Company is not contemplating either the filing of a petition by it under any bankruptcy or insolvency laws or the liquidating of all or a substantial portion of its property, and the Company has no knowledge of any Person contemplating the filing of any such petition against the Company. As used herein, "SOLVENT" shall mean, for any person on a particular date, that on such date (a) the fair value of the assets of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (b) such person does not intend to, and does not believe that it will, incur debts and liabilities beyond such person's ability to pay as such debts and liabilities mature, (c) such person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such person's property would constitute an unreasonably small capital and (d) such person is able to pay its debts as they become due and payable.

     (xxxii) Except as described under the caption "Plan of Distribution" in the Preliminary Memorandum and the Final Memorandum there are no contracts, agreements or understandings between the Company or any of the Subsidiaries and any other person other than the Initial Purchasers that would give rise to a valid claim against the Company, any such Subsidiary or the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Notes.

     (xxxiii) Except as set forth in the Preliminary Memorandum and the Final Memorandum, the Company and each Subsidiary (A) is in compliance with, or not subject to costs or liabilities under laws, regulations, rules of common law, orders and decrees, as in effect as of the date hereof, and any present judgments and injunctions issued or promulgated thereunder relating to pollution or protection of public and employee health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants applicable to it or its business or operations or ownership or use of its property ("ENVIRONMENTAL LAWS"), other than noncompliance or such costs or liabilities that would not reasonably be expected to have a Material Adverse Effect, and (B) possesses all permits, licenses or other approvals required under applicable Environmental Laws, except where the failure to possess any such permit, license or other approval would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. All currently pending and, to the knowledge of the Company, threatened proceedings, notices of violation, demands, notices of potential responsibility or liability, suits and existing environmental conditions by any governmental authority which the Company or the Subsidiaries could reasonably expect to result in a Material Adverse Effect are fully and accurately described in all material respects in the Preliminary Memorandum and the Final Memorandum. The Company and each
Subsidiary  maintains a system of  internal  environmental  management  controls sufficient to provide reasonable assurance of compliance in all material respects of its business facilities, real property and operations with requirements of applicable Environmental Laws.

     (xxxiv) None of the Company or any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) has (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Initial Notes or (B) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Initial Notes in a manner that would require registration of the Initial Notes under the Act or paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company in a manner that would require registration of the Initial Notes under the Securities Act.

     (xxxv) The statistical and market-related data and forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in the Preliminary Memorandum and the Final Memorandum are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and represent the Company's good faith estimates that are made on the basis of data derived from such sources.

     (b) Each of the Initial Purchasers, severally and not jointly, represents, warrants and covenants to the Company that:

     (i) Such Initial Purchaser has not offered or sold and, prior to the date that is six months from the Closing Date, will not offer or sell any Initial Notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995.

     (ii) Such Initial Purchaser has complied and will comply with all applicable provisions of the Financial Services Act of 1986 with respect to anything done by it in relation to the Initial Notes in, from or otherwise involving the United Kingdom; and

     (iii) Such Initial Purchaser has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue or sale of Initial Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on.

     Each of the Initial Purchasers understands that the Company and, for purposes of the opinions to be delivered to the Company pursuant to Section 8 hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, and each of the Initial Purchasers hereby consents to such reliance.

     6. Indemnification.

     (a) The Company agrees to indemnify and hold harmless each of the Initial Purchasers, each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors of any Initial Purchaser and the agents, employees, officers and directors of any such controlling person from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited, to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all reasonable amounts paid in settlement of any claim or litigation) (collectively, "LOSSES") to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum or the Final Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to any Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser expressly for use therein. This indemnity will be in addition to any liability that the Company may otherwise have, including, but not limited to, liability under this Agreement.

     (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and each of their respective agents, employees, officers and directors and the agents, employees, officers and directors of any such controlling person from and against any Losses to which they or either of them may become subject under the Securities Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to the Initial Purchasers furnished in writing to the Company by the Initial Purchasers expressly for use therein. The

Company and the Initial Purchasers acknowledge that the information set forth in
Section 9 is the only information furnished in writing by the Initial Purchasers to the Company expressly for use in the Preliminary Memorandum or the Final Memorandum.

     (c) Promptly after receipt by an indemnified party under subsection 6(a) or 6(b) above of notice of the commencement of any action, suit or proceeding (collectively, an "ACTION"), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such action (but the failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement of such action, the indemnifying party will be entitled to participate in such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense of such action with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) the named parties to such action (including any impleaded parties) include such indemnified party and the indemnifying parties (or such indemnifying parties have assumed the defense of such action), and such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses of counsel shall be borne by the indemnifying parties. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent may not be unreasonably withheld. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by paragraph (a) or (b) of this Section 6, then the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     7. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 of this Agreement is for any reason held to be unavailable from the indemnifying party, or is insufficient to hold harmless a party indemnified under Section 6 of this Agreement, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such aggregate Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Initial Notes or (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Initial Notes (net of discounts and commissions but before deducting expenses) received by the Company, and (y) the total discounts and commissions received by the Initial Purchasers as set forth in the table on the cover page of the Final Memorandum. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.

     The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall the Initial Purchasers be required to contribute any amount in excess of the amount by which the total discount and commissions applicable to the Initial Notes pursuant to this Agreement exceeds the amount of any damages that the Initial Purchasers have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this
Section 7, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise, except to the extent that it has been prejudiced in any material respect by such failure; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6 for purposes of indemnification. Anything in this section to the contrary notwithstanding, no party shall be liable for contribution with respect to any action or claim settled without its written consent, provided, however, that such written consent was not unreasonably withheld.

     8. Conditions of Initial Purchasers' Obligations. The obligations of the Initial Purchasers to purchase and pay for the Initial Notes, as provided for in this Agreement, shall be subject to satisfaction of the following conditions prior to or concurrently with such purchase:

     (a) All of the representations and warranties of the Company contained in this Agreement shall be true and correct, or true and correct in all material respects where such representations and warranties are qualified by references to materiality or Material Adverse Effect or similar terms, on the date of this Agreement and, in each case after giving effect to the transactions contemplated hereby, on the Closing Date, except that if a representation and warranty is made as of a specific date, and such date is expressly referred to therein, such representation and warranty shall be true and correct (or true and correct in all material respects, as applicable) as of such date. The Company shall have performed or complied with all of the agreements and covenants contained in this Agreement and required to be performed or complied with by them at or prior to the Closing Date.

     (b) The Final Memorandum shall have been printed and copies distributed to the Initial Purchasers not later than 5:00 p.m., New York City time, on the day following the date of this Agreement or at such later date and time as the Initial Purchasers may determine. No stop order suspending the qualification or exemption from qualification of the Initial Notes in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

     (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency that would, as of the Closing Date, prevent the issuance of the Initial Notes or consummation of the Exchange Offer; except as disclosed in the Preliminary Memorandum and the Final Memorandum, no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of the Company, threatened against the Company and/or any Subsidiary before any court or arbitrator or any governmental body, agency or official that, if adversely determined, would reasonably be expected to have a Material Adverse Effect; and no stop order preventing the use of the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act shall have been issued.

     (d) The Initial Purchasers shall have received certificates, dated the Closing Date, signed by two authorized officers of the Company confirming, as of the Closing Date, the matters set forth in paragraphs (a) and (c) of this
Section 8 and the last sentence of paragraph (b) of this Section 8.

     (e) The Initial Purchasers shall have received on the Closing Date an opinion of Haskell Slaughter & Young, L.L.C., counsel for the Company, dated the Closing Date and addressed to the Initial Purchasers to the effect that:

     (i) Each of the Company and those subsidiaries that constitute "significant subsidiaries" under Rule 1-02(w) of Regulation S-X (the "SIGNIFICANT SUBSIDIARIES") has been incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation.

     (ii) Each of the Preliminary Memorandum and the Final Memorandum has been prepared by the Company solely for use by the Initial Purchasers in connection with the Exempt Resales. To the best of such counsel's knowledge, no order or decree preventing the use of the Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto, or asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued and no proceeding for that purpose has been commenced or is pending or, is contemplated.

     (iii) The Incorporated Documents heretofore filed were filed in a timely manner and, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects to the requirements of the Exchange Act.

     (iv) The Indenture has been duly and validly authorized by the Company and, assuming due authorization, execution, delivery and performance thereof by the Trustee, is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally, and subject to the applicability of general principles of equity, and conforms in all material respects to the description thereof in the Preliminary Memorandum and the Final Memorandum.

     (v) The Initial Notes have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Initial Purchasers against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally, and subject to the applicability of general principles of equity, and the Initial Notes will conform in all material respects to the description thereof in the Preliminary Memorandum and the Final Memorandum.

     (vi) All of the issued and outstanding shares of capital stock of each of the Significant Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, free and clear of any adverse claims; all of the issued and outstanding partnership interests representing ownership in the Controlled Entities have been duly authorized and, to the extent material to the business, operations or financial condition of the Company, the Significant Subsidiaries and the Controlled Entities taken as a whole, have been validly issued, and all such the partnership interests held of record by the Company are owned free and clear of any adverse claims, except such claims that would not have a Material Adverse Effect on the business, operations or financial condition of the Company, the Significant Subsidiaries and Controlled Entities taken as a whole.

     (vii) Each of the Company and the Significant Subsidiaries has full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Preliminary Memorandum and the Final Memorandum; and each of the Company and the Significant Subsidiaries is duly qualified to do business as a foreign corporation, and is in good standing in all jurisdictions in the United States, if any, in which it is required to be so qualified and in which the failure so to qualify would have a Material Adverse Effect on the Company, the Subsidiaries and Controlled Entities, taken as a whole;

     (viii)  To the  best of such  counsel's  knowledge,  there  are no legal or
governmental   proceedings  pending  or  threatened  against  the  Company,  any
Significant  Subsidiary or any

Controlled Entity, or to which the Company, any Significant Subsidiary or any Controlled Entity, or any of their property, is subject, which would be required to be disclosed in the Preliminary Memorandum, the Final Memorandum or both (or any amendment or supplement thereto) if the Preliminary Memorandum and the Final Memorandum were prospectuses included in a registration statement on Form S-1 under the Securities Act, other than those disclosed therein; and to the best knowledge of such counsel after reasonable inquiry, neither the Company, any Significant Subsidiary nor any Controlled Entity is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company, any Significant Subsidiary or any Controlled Entity, except for violations, if any, which in the aggregate do not have a Material Adverse Effect.

     (ix) Neither the Company nor any Significant Subsidiary or Controlled Entity is in violation of its respective certificate or articles of incorporation or bylaws, or other organizational documents, and, to the best knowledge of such counsel after reasonable inquiry, neither the Company nor any Significant Subsidiary or Controlled Entity is in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness, which default could have a Material Adverse Effect, except as may be disclosed in the Preliminary Memorandum or the Final Memorandum (or any amendment or supplement thereto).

     (x) Each of this Agreement and the Registration Rights Agreement has been duly authorized by the Company and has been duly executed and delivered by the Company and, assuming due authorization, execution, delivery and performance thereof by the Initial Purchasers, is a valid and binding agreement of the Company, enforceable in accordance with its respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and subject to the applicability of general principles of equity, and except as enforcement of rights to indemnity and contribution may be limited by applicable law.

     (xi) Each of the Company, the Significant Subsidiaries and the Controlled Entities holds all material permits, licenses, certificates of need and other approvals or authorizations of and from governmental regulatory officials and bodies necessary to entitle it to own its properties and conduct its business as described in the Preliminary Memorandum and the Final Memorandum, or to receive reimbursement under Medicare (if represented in the Preliminary Memorandum or the Final Memorandum as being Medicare-certified), except where the lack of such approval or authorization would not have a Material Adverse Effect.

     (xii) No holder of any security of the Company (other than holders of the Initial Notes) has any right to request or demand registration of any security of the Company because of the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement.

     (xiii) When the Initial Notes are issued and delivered pursuant to this Agreement, such Initial Notes will not be of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as any security of the Company that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

     (xiv) To the best of such counsel's knowledge after reasonable inquiry, neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act) of the Company has directly, or through any agent
(provided that no representation is made as to the Initial Purchasers or any person acting on their behalf), (A) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the offering and sale of the Initial Notes in a manner that would require the registration of the Initial Notes under the Securities Act or (B) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offering of the Initial Notes.

     (xv) Except as otherwise provided in the Indenture, the Company is not required to deliver the information specified in Rule 144A(d)(4) in connection with the offering and resale of the Initial Notes by the Initial Purchasers.

     (xvi) Assuming (A) that any Eligible Purchaser who buys the Initial Notes in the Exempt Resales is a QIB or a person other than a U.S. person outside the United States in reliance on Regulation S and (B) the accuracy of the representations of the Initial Purchasers and those of the Company in this Agreement regarding the absence of general solicitation in connection with the Exempt Resales, no registration of the Initial Notes under the Securities Act is required for the sale of the Initial Notes as contemplated in this Agreement or for the Exempt Resales and no qualification of the Indenture under the Trust Indenture Act is required in connection with the offer and sale of the Initial Notes contemplated by this Agreement or in connection with the Exempt Resales.

     (xvii) The descriptions in the Preliminary Memorandum and the Final Memorandum of statutes, governmental regulations, agreements, contracts, leases and other documents are accurate and fairly present the information that would be required to be presented therein if the Preliminary Memorandum and the Final Memorandum were prospectuses included in a registration statement on Form S-1 under the Securities Act; and, to the best of such counsel's knowledge, there are no statutes, governmental regulations, agreements, contracts, leases or documents of a character required to be described or referred to in the Preliminary Memorandum or the Final Memorandum (or any amendment or supplement thereto) that are not either described or referred to therein or filed as an exhibit to the Preliminary Memorandum or the Final Memorandum, if the Preliminary Memorandum and the Final Memorandum were prospectuses included in a registration statement on Form S-1 under the Securities Act.

     (xviii) Neither the offer, sale or delivery of the Initial Notes, the execution, delivery or performance of this Agreement and the Indenture, compliance by the Company with the provisions of this Agreement and the Indenture, nor consummation by the Company of the transactions contemplated by this Agreement and the Indenture, conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company, any Significant Subsidiary or any Controlled Entity or any agreement, indenture, lease or other instrument to which the Company, any Significant Subsidiary or any Controlled Entity is a party or by which any of them or any of their respective properties is bound, which is known to such counsel after reasonable inquiry, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, any Significant Subsidiary or any Controlled Entity.

     (xix) The Exchange Notes have been duly authorized by the Company and, when executed by the Company and authenticated in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, the Exchange Notes will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that enforceability of the Exchange Notes may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought.

     (xx) A New York court would apply the substantive law of the State of New York in construing the Initial Notes and the Indenture and in ascertaining the validity of the payment of interest and the permissible rate of interest on the Initial Notes, and would hold that such substantive law of the State of New York governs the rights and obligations of the parties to the Initial Notes and the Indenture.

     (xxi) A New York court applying the substantive law of the State of New York would hold that the payment of interest on the Initial Notes and the rate of interest provided pursuant to the Indenture with respect to the Initial Notes do not violate the usury laws of the State of New York.

     (xxii) An Alabama court should apply the substantive law of the State of New York in construing the Indenture and the Initial Notes and in ascertaining the validity of the payment of interest and the rate of interest provided pursuant to the Indenture with respect to the Initial Notes, and should hold that New York law governs the rights and obligations of the parties to the Initial Notes and the Indenture.

     (xxiii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as may be required under the Blue Sky or securities laws of any jurisdiction in connection with the purchase and sale of the Initial Notes by the Initial Purchasers and such other approvals as have been obtained.

     Such counsel shall also state that nothing has come to their attention that would lead them to believe that (i) Preliminary Memorandum as of its date or the Final Memorandum as of its date and as of the Closing Date (including the Incorporated Documents but not including the financial statements and supporting schedules, upon which such counsel need express no opinion), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) any amendment or supplement to the Final Memorandum (including the Incorporated Documents but not including the financial statements and supporting schedules, upon which such counsel need express no opinion), as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering the opinions concerning valid and binding obligations of the Company and the enforceability thereof set forth in paragraph (iv), (v), (x) and
(xix) above and the opinions set forth in paragraphs (xx) and (xxi) above, such counsel may rely upon an opinion dated the Closing Date of Winthrop, Stimson, Putnam & Roberts as to laws of the State of New York, provided that (1) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to each of the Initial Purchasers, in form and substance satisfactory to them and their counsel, and (2) counsel for the Company states in their opinion that they believe that they and the Initial Purchasers are justified in relying thereon. In providing the statement in the preceding paragraph, such counsel may state that they have participated in conferences with officers and representatives of the Company and with its independent public accountants regarding the content of the Preliminary Memorandum and the Final Memorandum, but have not independently verified the statements made in the Preliminary Memorandum and the Final Memorandum. In addition, the opinions set forth in paragraphs (iii), (vi), (vii), (ix), (xi) and (xvii) may be addressed in an opinion of William W. Horton, Senior Vice President of the Company, dated the Closing Date and addressed to the Initial Purchasers.

     (f) The Initial Purchasers shall have received on the Closing Date an opinion of Pillsbury Madison & Sutro LLP, counsel to the Initial Purchasers, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers.

     (g) The Initial Purchasers shall have received a "comfort letter" from Ernst & Young LLP, independent public accountants for the Company, dated the date of this Agreement and addressed to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers. In addition, the Initial Purchasers shall have received a "bring-down comfort letter" from Ernst & Young LLP, dated as of the Closing Date and addressed to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.

     (h) The Company shall have entered into the Indenture and the Initial Purchasers shall have received copies, conformed as executed, thereof.

     (i) The Company shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

     (j) All government authorizations required in connection with the issue and sale of the Initial Notes as contemplated under this Agreement and the performance of the Company's obligations hereunder, under the Indenture and under the Initial Notes shall be in full force and effect.

     (k) The Initial Purchasers shall have been furnished with wiring instructions for the application of the proceeds of the Initial Notes in accordance with this Agreement and such other information as they may reasonably request.

     (l) Pillsbury Madison & Sutro LLP, counsel to the Initial Purchasers, shall have been furnished with such documents as they may reasonably request to enable them to render the opinion described in Section 8(f).

     (m) The Initial Notes shall be eligible for trading in PORTAL upon issuance.

     (n) All agreements set forth in the letter of representations of the Company to DTC relating to the approval of the Initial Notes by DTC for "book-entry" transfer shall have been complied with.

     If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement to be fulfilled (or waived by the Initial Purchasers), this Agreement may be terminated by the Initial Purchasers on notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party. Notwithstanding any such termination, the provisions of Sections 6, 7, 9, 10, 11 and 12(d) shall remain in effect.

     9. Initial Purchasers' Information. The Company and the Initial Purchasers acknowledge that the statements with respect to the offer and sale of the Initial Notes set forth in (i) the last paragraph of the cover page and (ii) the first paragraph under the caption "Important Notice to Readers" and the seventh paragraph under the caption "Plan of Distribution" in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by the Initial Purchasers expressly for use in the Preliminary Memorandum or the Final Memorandum.

     10. Expenses; Reimbursements. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction of the Preliminary Memorandum and the Final Memorandum, this Agreement and the Indenture; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Memorandum and the Final Memorandum, the Incorporated Documents, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Initial Notes; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Initial Notes, including any stamp taxes in connection with the original issuance and sale of the Initial Notes; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda, if any, and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Initial Notes; (v) the qualification of the Initial Notes for offer and sale under the securities or Blue Sky laws of the several states of the United States (including the reasonable fees, expenses and disbursements of counsel for the Initial Purchasers relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda, if any, and such qualification); (vi) the performance by the Company of its obligations under the Registration Rights Agreement; and (vii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company. The Company hereby agrees that it will pay in full on the Closing Date the fees and expenses referred to in clause (v) of this Section 10(a) by delivering to counsel for the Initial Purchasers on such date a check payable to such counsel in the requisite amount.

     11. Survival Of Representations And Agreements. All representations and warranties, covenants and agreements contained in this Agreement, including the agreements contained in Sections 10 and 12(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers or any controlling person thereof or by or on behalf of the Company or any controlling person thereof, and shall survive delivery of and payment for the Initial Notes to and by the Initial Purchasers. The agreements contained in Sections 6, 7, 9, 10 and 12(d) shall survive the termination of this Agreement, including pursuant to
Section 12.

     12. Effective Date Of Agreement; Termination; Default by Initial Purchaser.

     (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

     (b) The Initial Purchasers shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Company from the Initial Purchasers, without liability (other than with respect to Sections 6 and 7) on the Initial Purchasers' part to the Company if, on or prior to such date, (i) the Company shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed under this Agreement when and as required, (ii) any other condition to the obligations of the Initial Purchasers under this Agreement to be fulfilled by the Company pursuant to
Section 8 is not fulfilled when and as required in any material respect, (iii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, or minimum prices shall have been established thereon by the Commission, or by such exchange or other regulatory body or governmental authority having jurisdiction, (iv) a general banking moratorium shall have been declared by federal or New York authorities, or if a moratorium to foreign exchange trading by major international banks or persons shall have been declared, (v) there is an outbreak or escalation of hostilities or other national or international calamity on or after the date of this Agreement, or if there has been a declaration by the United States of a national emergency or war or other national or international calamity or crisis (economic, political, financial or otherwise) which affects the U.S. and international markets, making it, in the Initial Purchasers' judgment, impracticable to proceed with the offering or delivery of the Initial Notes on the terms and in the manner contemplated in the Final Memorandum or (vi) there shall have been such a material adverse change in general economic, political or financial conditions or the effect (or potential effect if the financial markets in the United States have not yet opened) of international conditions on the financial markets in the United States shall be such, as in the Initial Purchasers' judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Initial Notes on the terms and in the manner contemplated in the Final Memorandum.

     (c) Any notice of termination pursuant to this Section 12 shall be given at the address specified in Section 13 below by telephone, telex, telephonic facsimile or telegraph, confirmed in writing by letter.

     (d) If this Agreement shall be terminated pursuant to clause (i) or (ii) of
Section 12(b), or if the sale of the Initial Notes provided for in this Agreement is not consummated because of any refusal, inability or failure on the part of the Company to satisfy in any material respect any condition to the obligations of the Initial Purchasers set forth in this Agreement to be satisfied on its part or because of any refusal, inability or failure on the part of the Company to perform in any material respect any agreement in this Agreement or comply in any material respect with any provision of this Agreement, the Company will, subject to demand by the Initial Purchasers, reimburse the Initial Purchasers for all of their reasonable out-of-pocket expenses (including the fees and expenses of the Initial Purchasers' counsel) incurred in connection with this Agreement.

     (e) If any one or more Initial Purchasers shall fail to purchase and pay for any of the Initial Notes agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally and not jointly to purchase (in the respective proportions which the principal amount of Initial Notes set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Initial Notes set forth opposite the names of all the remaining Initial Purchasers) the Initial Notes which the defaulting Initial Purchaser or Initial Purchasers agreed to purchase but failed to purchase; provided, however, that in the event that the aggregate principal amount of Initial Notes which the defaulting Initial Purchaser or Initial Purchasers agreed to purchase but failed to purchase exceeds 10% of the aggregate principal amount of Initial Notes set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Initial Notes, and if such nondefaulting Initial Purchasers do not purchase all the Initial Notes, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 12(e), the Closing Date shall be postponed for such period, not to exceed five business days, as the Initial Purchasers shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company.

     13. Notices. All communications with respect to or under this Agreement, except as may be otherwise specifically provided in this Agreement, shall be in writing and, if sent to the Initial Purchasers, shall be mailed, delivered, or telexed, telegraphed or telecopied and confirmed in writing to UBS Warburg LLC, 677 Washington Boulevard, Stamford, Connecticut 06912, Attention: High Yield Capital Markets, Telephone: (203) 719-1556, Facsimile: (203) 719-5753; and if sent to the Company, shall be mailed, delivered or telexed, telegraphed or telecopied and confirmed in writing to HEALTHSOUTH Corporation, One HealthSouth Parkway, Birmingham, Alabama 35243, Attention: William W. Horton, Telephone:
(205) 969-4977, Facsimile: (205) 969-4730.

     All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged by telecopier machine, if telecopied; and one business day after being timely delivered to a next-day air courier.

     14. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchasers, the Company and the controlling persons and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Notes from the Initial Purchasers.

     15. Construction. This Agreement shall be construed in accordance with the internal laws of the State of New York (without giving effect to any provisions thereof relating to conflicts of law).

     16. Captions. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

     17. Counterparts. This Agreement may be executed in various counterparts that together shall constitute one and the same instrument.

     If the foregoing Purchase Agreement correctly sets forth the understanding among the Company and the Initial Purchasers, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company and the Initial Purchasers.


                                       HEALTHSOUTH CORPORATION

                                       By:     /s/ William W. Horton
                                           -------------------------------
                                                  William W. Horton
                                                Senior Vice President


Confirmed and accepted as of
the date first above written:


UBS WARBURG LLC
DEUTSCHE BANK SECURITIES INC.
CHASE SECURITIES INC.
FIRST UNION SECURITIES, INC.


By:    UBS WARBURG LLC

By:      /s/ Michael Y. Leder
    ------------------------------
           Michael Y. Leder
           Managing Director
           Leveraged Finance

By:     /s/ David W. Barth
    ------------------------------
           David W. Barth
              Director
          Leveraged Finance

                                                                      SCHEDULE I

-------------------------------------------------------------------------------
                                             PRINCIPAL AMOUNT OF
INITIAL PURCHASER                               INITIAL NOTES
-------------------------------------------------------------------------------
UBS Warburg LLC                                 $148,750,000
-------------------------------------------------------------------------------
Deutsche Bank Securities Inc.                   $113,750,000
-------------------------------------------------------------------------------
Chase Securities Inc.                            $70,000,000
-------------------------------------------------------------------------------
First Union Securities, Inc.                     $17,500,000
-------------------------------------------------------------------------------
Total                                           $350,000,000
-------------------------------------------------------------------------------